SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                  PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (earliest event reported):  June 10, 1998

                   ALUMINUM COMPANY OF AMERICA

     (Exact name of registrant as specified in its charter)


        Pennsylvania              1-3610          25-0317820
(State or other jurisdiction  (Commission File  (I.R.S. Employer
        of incorporation)         Number)      Identification No.)


425 Sixth Avenue, Alcoa Building, Pittsburgh, Pennsylvania 15219-1850

  (Address of principal executive offices)                 (Zip code)

     Office of Investor Relations               412-553-3042
     Office of the Secretary                    412-553-4707

       (Registrant's telephone number including area code)

Item 7.  Financial Statements and Exhibits.

   On March 9, 1998, Aluminum Company of America ("Alcoa") and Alumax Inc., a Delaware corporation ("Alumax"), announced that they have entered into a definitive agreement under which Alcoa will acquire all outstanding shares of Alumax common stock pursu-
ant to a tender offer and merger (the "Alumax Transaction").   The
tender offer will be financed in part by a private offering of debt securities by Alcoa (the "Offering"). On March 13, 1998, Alcoa commenced the Alumax Transaction with a cash tender offer for one-half of the outstanding Alumax shares at $50.00 per share. If at least fifty percent of the outstanding shares of Alumax common stock are purchased pursuant to the tender offer, remaining holders of Alumax common stock will receive 0.6975 of a share of Alcoa common stock for each share of Alumax common stock held. If fewer than fifty percent of the outstanding shares of Alumax common stock are purchased pursuant to the tender offer, in the merger holders of Alumax common stock will instead receive a combination of (i) an amount in cash representing a prorated portion of the cash remaining available from the tender offer and (ii) a smaller fraction of a share of Alcoa common stock as provided in the definitive agreement, for each share of Alumax common stock held.

   The Alumax Transaction is valued at approximately $3.8 billion,
including  the  assumption  of  debt.   The Alumax Transaction is
conditioned upon approval by Alumax's stockholders as well as expiration of antitrust waiting periods and other customary conditions, and is expected to be completed in the third quarter of 1998.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The  following  Unaudited  Pro  Forma  Condensed  Consolidated
Financial  Statements  are  based  on  and  should  be  read   in
conjunction with the historical consolidated financial statements of Alcoa and Alumax, including the notes thereto, adjusted to give effect to the Offering, the Alumax Transaction and related transactions. The Unaudited Pro Forma Condensed Consolidated Statement of Income does not (a) purport to represent what the results of operations actually would have been if the Offering and the Alumax Transaction had occurred as of the date indicated or what such results will be for any future periods or (b) give effect to certain non-recurring charges expected to result from the acquisition.

   The Unaudited Pro Forma Condensed Consolidated Statements of Income for the three month period ended March 31, 1998 and for the year ended December 31, 1997 gives effect to the Offering, the Alumax Transaction and related transactions as if such transactions had occurred on January 1, 1997. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 gives effect to the Offering, the Alumax Transaction and related transactions as if such transactions had occurred on that date.

   The pro forma adjustments are based upon available information
and   include  certain  assumptions  and  adjustments  which  the managements  of Alcoa and Alumax believe to be reasonable.  These
adjustments   are  directly  attributable  to  the   transactions
referenced above and are expected to have a continuing impact on Alcoa's business, results of operations and financial position. No assumptions or adjustments have been made related to severance arrangements, restructuring costs or recurring benefits from synergies. Alumax has certain severance plans, agreements and policies applicable to its directors, executive management and certain of its salaried employees. It is probable that some covered persons will become entitled to severance benefits under these arrangements following the completion of the Alumax Transaction. The total amount payable under such arrangements is approximately $110 million. The actual amount to be paid cannot be  determined at present because Alcoa has not yet identified the
employees who might   be  affected.  Alcoa  has  initiated  an
assessment of restructuring costs and potential benefits from synergies; however, this assessment is not complete. Therefore, an estimate of these amounts is not yet available. The purchase of Alumax will be accounted for using the purchase method of accounting, pursuant to which the total purchase costs of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The purchase price allocation is preliminary, based on facts currently known to the companies. Alcoa and Alumax are not aware of any significant unrecorded obligations or contingencies, other than the severance arrangements referred to above, and do not believe that the final purchase price allocation will materially differ. The final allocation of the purchase price will be made based upon valuations and other studies that have not been completed.


    Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                                                     As of March 31, 1998
                                                  ---------------------------------------------------------
                                                                  Historical
                                                  Historical        Alumax         Pro Forma
                                                    Alcoa      (Reclassified)(A)  Adjustments     Pro Forma
                                                  ---------------------------------------------------------
                                                                           (in millions)
Assets:
Current Assets
  Cash, cash equivalents and short-term
    investments                                   $ 1,002.1       $   47.9        $ (332.0)(C)    $   718.0
  Receivables from customers, less allowance        2,029.9          468.3             -            2,498.2
  Inventories                                       1,421.2          495.5            92.0 (B)      2,008.7
  Prepaid expenses and other current assets           652.3          102.5             -              754.8
                                                  ---------       --------        --------        ---------
      Total current assets                          5,105.5        1,114.2          (240.0)         5,979.7
  Properties, plant and equipment at cost          15,387.1        3,329.0         1,081.7 (B)     19,797.8
  Less: accumulated depreciation, depletion and
    amortization                                   (8,717.9)      (1,314.6)            -          (10,032.5)
                                                  ---------       --------        --------        ---------
  Net properties, plant and equipment               6,669.2        2,014.4         1,081.7          9,765.3
  Other assets                                      2,398.4          263.7           404.2 (B)
                                                                                      (9.6)(B)      3,056.7
                                                  ---------       --------        --------        ---------
      Total Assets                                $14,173.1       $3,392.3        $1,236.3        $18,801.7
                                                  =========       ========        ========        =========

Liabilities:
  Short term borrowings                           $   544.7       $    -          $    -          $   544.7
  Accounts payable                                    887.5          140.1             -            1,027.6
  Accrued liabilities                               1,420.3          229.7             7.6 (B)      1,657.6
  Long-term debt due within one year                  112.9           57.6             -              170.5
                                                  ---------       --------        --------        ---------
      Total current liabilities                     2,965.4          427.4             7.6          3,400.4
  Long-term debt                                    1,811.0          831.9         1,100.0 (C)      3,742.9
  Accrued postretirement benefits                   1,741.9          165.2             -            1,907.1
  Other noncurrent liabilities and deferred
    credits                                         1,465.9          104.0             1.7 (B)      1,571.6
  Deferred income taxes                               289.9          194.6           404.2 (B)        888.7
                                                  ---------       --------        --------        ---------
      Total liabilities                             8,274.1        1,723.1         1,513.5         11,510.7
      Minority interests                            1,467.5            -               -            1,467.5


Shareholders' Equity:
  Preferred stock                                      55.8            -               -               55.8
  Common stock                                        178.9            0.6            (0.6)(B)          -
                                                                                      19.4 (C)        198.3
  Additional capital                                  573.4          942.1          (942.1)(B)
                                                                                   1,372.6 (C)      1,946.0
  Retained earnings                                 4,758.1          802.0          (802.0)(B)      4,758.1
  Treasury stock, at cost                            (767.9)         (59.1)           59.1 (B)       (767.9)
  Accumulated other comprehensive income             (366.8)         (16.4)           16.4 (B)       (366.8)
                                                  ---------       --------        --------        ---------
      Total shareholders' equity                    4,431.5        1,669.2          (277.2)         5,823.5
                                                  ---------       --------        --------        ---------
           Total liabilities and equity           $14,173.1       $3,392.3        $1,236.3        $18,801.7
                                                  =========       ========        ========        =========

         The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Statements.




 Unaudited Pro Forma Condensed Consolidated Statement of Income

                                                               Three Months Ended March 31, 1998
                                                  ---------------------------------------------------------
                                                                  Historical
                                                  Historical        Alumax         Pro Forma
                                                    Alcoa      (Reclassified)(A)  Adjustments     Pro Forma
                                                  ---------------------------------------------------------
                                                                           (in millions)
Revenues
  Sales and operating revenues                    $3,445.1        $775.3          $(45.3)(D)     $4,175.1
  Other income, principally interest                  28.1           1.7             -               29.8
                                                  --------        ------          ------         --------
                                                   3,473.2         777.0           (45.3)         4,204.9

Costs and Expenses
  Cost of goods sold and operating expenses        2,618.2         579.4           (45.3)(D)      3,152.3
  Selling, general administrative and other
    expenses                                         153.8          56.8             -              210.6
  Research and development expenses                   24.5           1.8             -               26.3
  Provision for depreciation, depletion and
    amortization                                     184.8          39.3            13.3 (E)
                                                                                    (1.8)(F)        235.6
  Interest expense                                    39.2          18.4            16.5 (G)
                                                                                    (2.5)(H)         71.6
  Taxes other than payroll taxes                      32.1           8.0             -               40.1
                                                  --------        ------          ------         --------
                                                   3,052.6         703.7           (19.8)         3,736.5

Earnings
  Income before taxes on income                      420.6          73.3           (25.5)           468.4
  Provision for taxes on income                      140.9          29.3            (8.1)(J)        162.1
                                                  --------        ------          ------         --------
  Income from operations                             279.7          44.0           (17.4)           306.3
  Minority interests                                 (69.8)          -               -              (69.8)
                                                  --------        ------          ------         --------
Net income                                        $  209.9        $ 44.0          $(17.4)           236.5
                                                  ========        ======          ======         ========

Earnings per Share
  Basic                                           $  1.25         $ 0.82          $  -           $   1.26
  Diluted                                         $  1.24         $ 0.81             -           $   1.25
Weighted average shares outstanding:
  Basic                                             168.1           53.5           (53.5)(K)
                                                                                    19.4 (K)        187.5
  Diluted                                           169.3           54.6           (54.6)(K)
                                                                                    19.4 (K)        188.7

            The accompanying notes are an integral part of the Unaudited Pro Forma
                         Condensed Consolidated Financial Statement.



 Unaudited Pro Forma Condensed Consolidated Statement of Income

                                                               Year Ended December 31, 1997
                                                  ---------------------------------------------------------
                                                                  Historical
                                                  Historical        Alumax         Pro Forma
                                                    Alcoa      (Reclassified)(A)  Adjustments     Pro Forma
                                                  ---------------------------------------------------------
                                                           (in millions, except per share amounts)
Revenues
  Sales and operating revenues                    $13,319.2       $2,930.9        $(257.5)(D)    $15,992.6
  Other income, principally interest                  162.5            5.1            -              167.6
                                                  ---------       --------        -------        ---------
                                                   13,481.7        2,936.0         (257.5)        16,160.2

Costs and Expenses
  Cost of goods sold and operating
    expenses                                       10,155.8        2,210.4         (254.8)(D)     12,111.4
  Selling, general administrative and other
    expenses                                          670.6          238.8            -              909.4
  Research and development expenses                   143.2           10.9            -              154.1
  Provision for depreciation, depletion and
    amortization                                      734.9          152.9           53.4 (E)
                                                                                     (6.2)(F)        935.0
  Interest expense                                    140.9           60.9           66.0 (G)
                                                                                    (10.0)(H)        257.8
  Taxes other than payroll taxes                      130.1           24.9            -              155.0
  Special items                                       (95.5)           -              -              (95.5)
                                                  ---------       --------        -------        ---------
                                                   11,880.0        2,698.8         (151.6)        14,427.2

Earnings
  Income before taxes on income                     1,601.7          237.2         (105.9)         1,733.0
  Provision for taxes on income                       528.7          203.5(I)       (33.5)(J)        698.7
                                                  ---------       --------        -------        ---------
  Income from operations                            1,073.0           33.7          (72.4)         1,034.3
  Minority interests                                 (267.9)           -              -             (267.9)
                                                  ---------       --------        -------        ---------
Net income                                        $   805.1       $   33.7        $ (72.4)       $   766.4
                                                  =========       ========        =======        =========
Earnings per share:
  Basic                                           $    4.66       $   0.62            -          $    3.99
  Diluted                                         $    4.62       $   0.60            -          $    3.95
Weighted average shares outstanding:
  Basic                                               172.2           54.7          (54.7)(K)
                                                                                     19.4 (K)        191.6
  Diluted                                             173.9           55.7          (55.7)(K)
                                                                                     19.4 (K)        193.3

       The accompanying notes are an integral part of the Unaudited Pro Forma
                  Condensed Consolidated Financial Statements.


Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements

(A) Certain reclassifications have been made to the Alumax historical financial statements to conform to the presen-tation to be used by Alcoa upon completion of the Alumax
     Transaction, including the adoption of SFAS 130, Comprehensive Income.

(B) The acquisition is to be accounted for as a purchase business combination. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any adjustments related to Alumax employee or director severance arrangements. Alcoa expects that the majority of Alumax employees will continue in their current jobs after completion of the merger transaction as part of the combined organization. However, where there is an overlap in functions or other duplication resulting from the combination, redeployment of personnel and job eliminations are likely to result.
     Alumax has certain severance plans, agreements and policies applicable to its directors, executive management and certain of its salaried employees. It is probable that some covered persons will become entitled to severance benefits under these arrangements following the completion of the Alumax Transaction. The total amount payable under such arrangements is approximately $110 million. The actual amount to be paid cannot be determined at present because Alcoa has not yet identified the employees who might be affected. In addition, Alcoa has initiated an assessment of restructuring costs and potential benefits from synergies; however, this assessment is not complete. Therefore, an estimate of these amounts is not yet available. For purposes of these Unaudited Pro Forma Condensed Consolidated Financial Statements, the purchase price has been calculated assuming the exercise of all Alumax employee and director stock options. In addition, the purchase price includes an adjustment for deferred income taxes representing the difference between the assigned values and the tax bases of the assets and liabilities acquired. The purchase price, including acquisition costs, has been allocated as follows (see note C):

                                                                     March 31,
                                                                       1998
                                                                     ---------
Purchase price:
  Acquisition of outstanding shares of common stock                  $ 2,700.8
  Effect of assumed exercise of employee and director stock options  $    83.2
Acquisition expenses                                                 $    40.0
Book value of net assets acquired                                    $(1,669.2)
                                                                     ---------
Increase in basis                                                    $ 1,154.8
                                                                     =========

Allocation of increase in basis:
Increase in inventory value to convert LIFO to fair value            $    92.0
Increase in the fair value of property, plant and equipment          $ 1,081.7
Write-off pre-operating costs                                        $    (9.6)
Accrual to record the fair market value of financial instruments     $    (7.6)
Adjust  pension and postretirement accruals                          $    (1.7)
Increase in goodwill                                                 $   404.2
Increase  in deferred tax liabilities-long-term                      $  (404.2)
                                                                     ---------
                                                                     $ 1,154.8
                                                                     =========


     The purchase price allocation is preliminary and further refinements may be made based on the completion of final valuation studies.

(C) Represents the cash purchase of 50% of the Alumax common stock (27,007,750 shares at March 31, 1998 at $50 per share) and the issuance of Alcoa common stock for the remaining Alumax common stock (27,007,749 shares at an exchange ratio of .6975 shares of Alcoa common stock per share of Alumax common stock).

     The number of shares of Alumax common stock was determined as follows:

                                                                     March 31,
                                                                       1998
                                                                     ---------
  Number of shares issued and outstanding                            53,593,956
  Number of shares subject to stock based and deferred awards           421,543
                                                                     ----------
                                                                     54,015,499


  Employee and director stock options were assumed to be exercised for net shares of 1,665,316. The resulting outstanding Alumax common stock was assumed to be purchased by Alcoa, 50% for cash (at $50 per share) and 50% for Alcoa common stock at the exchange ratio noted above.

  The acquisition financing is expected to include the issuance by Alcoa of $1.1 billion of long-term debt at an estimated average interest rate of 6.0%. The long-term debt to be issued is expected to be comprised of commercial paper and term debt. The commercial paper is classified as long-term debt since it is backed by Alcoa's $1.3 billion revolving Credit
  Facility.   A  25 basis point increase in the estimated 6.0%
  average interest rate would reduce pro forma net income by $1.8 million as of December 31, 1997 and $.5 million as of March 31, 1998.

                                                                     March 31,
                                                                       1998
                                                                     ---------
  Details of acquisition financing:
  Total cash requirements                                            $1,432.0
                                                                     ========

  Sources of cash requirements:
  Long-term debt issuance, estimated interest rate 6.0%              $1,100.0
  Cash from internal sources                                         $  332.0
                                                                     --------
  Total cash requirements                                            $1,432.0
                                                                     ========
  Total stock acquisition price paid in shares of Alcoa common stock $1,392.0
  Par value of Alcoa common stock issued at $71.6875                 $  (19.4)
                                                                     --------
  Additional capital                                                 $1,372.6
                                                                     ========

(D) Represents the elimination of inter-company sales of alumina between Alcoa and Alumax and the related inter-company profit.

(E) Pro forma adjustments have been included to adjust depreciation expense based on property, plant and equipment fair values and the amortization of goodwill. An average useful life of 25 years was assumed for fixed assets and a 40 year amortization period was assumed for goodwill.

(F) Represents an adjustment to eliminate the amortization of Alumax pre-operating costs.

(G) Represents interest expense related to the long-term debt identified in (C) above.

(H) Represents an adjustment to record interest expense based on the fair value of the Alumax financial instruments.

(I)  Included  in  1997 was a $108.6 million  ($0.54  per  pro forma  diluted share) provision associated with a United States
     Tax   Court   decision   concerning  an  alleged   income   tax
     deficiency.

(J) Represents income taxes related to pro forma adjustments at the statutory rate.

(K) Represents the conversion of shares of Alumax common stock and the issuance of 19.4 million shares of Alcoa common stock in the Alumax Transaction.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the following authorized officer.

                                ALUMINUM COMPANY OF AMERICA


                                By  /s/ Earnest J. Edwards
Date  June 10, 1998                     Earnest J. Edwards
                                Senior Vice President and
                                Controller
                                (Principal Accounting Officer)